Exhibit 10.17

IMAX CORPORATION

AMENDED EMPLOYMENT AGREEMENT

This agreement amends the amended employment agreement (the “Agreement”) between Richard L. Gelfond (the “Executive”) and IMAX Corporation (the “Company”) dated July 1, 1998, as amended, on the same terms and conditions except as set out below:

1.	Term. The term of the Agreement (the “Term”) is extended until December 31, 2013 (the “Term End”).

2.	Incentive Compensation. On December 31, 2011, the Executive shall be granted, in accordance with the terms of the IMAX Stock Option Plan (the “Plan”), stock options to purchase 400,000 common shares of the Company (the “Options”) at an exercise price per Common Share equal to the Fair Market Value, as defined in the Plan. The Options shall have a 10-year term and vest as follows:

Number of Options	Vesting Date
133,333	May 1, 2013
133,333	September 1, 2013
133,334	December 31, 2013

The vesting of the Options shall be accelerated upon a “change of control” as defined in the Agreement, and shall be governed, to the extent applicable, by the provisions in the Agreement regarding change of control.

3.	The entering into this agreement shall not prejudice any rights or waive any obligations under any other agreement between the Executive and the Company.

DATED as of December 12, 2011.

AGREED AND ACCEPTED:

/s/ Richard L. Gelfond
Richard L. Gelfond

IMAX CORPORATION

Per:	/s/ Garth M. Girvan
Name: Garth M. Girvan
Title: Director